SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 19, 2005

Meadows Springs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-110249	71-0915825
(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Knox Street

 (Address of Principal Executive Offices and Zip Code)

(214) 389-9800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 11, 2005, Meadows Springs dba Earth Biofuels, Inc. executed a Letter Of Intent with Gulf Coast Fuels to purchase a fuel storage terminal in Houston, TX.  Earth Biofuels intends to utilize the facility for biodiesel fuel storage and sales to both wholesale and retail customers.  Definitive agreements are subject to due diligence and final financing approval for the transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meadows Springs , Inc.
(Registrant)

Date:	October 19, 2005	By:	/s/ Dennis G. McLaughlin, III
Dennis G. McLaughlin, III
Chairman